Exhibit Index

Certain Exhibits previously filed with the Commission are indicated as set forth below. Such Exhibits are incorporated herein by reference. The file number for the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q is 1-3573.

           Previously Filed

          File No. or     As
Exhibit   description   Exhibit
  No.      of Report      No.       Description of Document

3.A           --         --     First Restated Articles of
                                Incorporation of Iowa-Illinois
                                Gas and Electric Company.

3.B           --         --     By-laws as amended through April
                                25, 1991.

4.B.1   2-6922          7B      Indenture of Mortgage and Deed of
                                Trust dated as of March 1, 1947.

4.B.2   2-6922          7C      Supplemental Indenture dated as
                                of March 1, 1947.

4.B.3   2-8112          7B      Second Supplemental Indenture
                                dated as of October 1, 1949.

4.B.4   2-9990          4.04    Third Supplemental Indenture
                                dated as of January 15, 1953.

4.B.5   2-62330         2.03E   Resignation and appointment of
                                successor Individual Trustee.

4.B.6   2-17786         2.06    Fourth Supplemental Indenture
                                dated as of April 15, 1960.

4.B.7   2-26675         2.07    Fifth Supplemental Indenture
                                dated as of May 1, 1961.

4.B.8   2-28806         2.08    Sixth Supplemental Indenture
                                dated as of July 1, 1967.

4.B.9   2-34089         2.10    Seventh Supplemental Indenture
                                dated as of April 1, 1969.

4.B.10  2-38102         2.10    Eighth Supplemental Indenture
                                dated as of August 15, 1969.

4.B.11  2-38102         2.12    Ninth Supplemental Indenture
                                dated as of September 1, 1970.

4.B.12  2-45994         2.04L   Resignation and appointment of
                                successor Individual Trustee.

4.B.13  2-53814         2.03M.2 Tenth Supplemental Indenture
                                dated as of June 15, 1975.

4.B.14  2-55527         2.03N.1 Eleventh Supplemental Indenture
                                dated as of March 15, 1976.

4.B.15  2-57912         2.03O.1 Twelfth Supplemental Indenture
                                dated as of January 15, 1977.

4.B.16  2-58838         2.03P   Thirteenth Supplemental Indenture
                                dated as of October 1, 1977.

4.B.17  2-62330         2.03Q.1 Fourteenth Supplemental Indenture
                                dated as of September 1, 1979.

4.B.18  2-66779         2.03R   Fifteenth Supplemental Indenture
                                dated as of July 15, 1979.

4.B.19  2-66779         2.03S   Sixteenth Supplemental Indenture
                                dated as of January 15, 1980.

4.B.20  2-68600         2.03T   Seventeenth Supplemental
                                Indenture dated as of June 15,
                                1980.

4.B.21  10-K for yr.    4.B.21  Eighteenth Supplemental Indenture
        ended 12/31/80          dated as of February 15, 1981.

4.B.22  10-K for yr.    4.B.22  Nineteenth Supplemental Indenture
        ended 12/31/81          dated as of October 1, 1981.

4.B.23  10-Q for qtr.   4.B.23  Twentieth Supplemental Indenture
        ended 6/30/82           dated as of May 1, 1982.

4.B.24  10-Q for qtr.   4.B.24  Twenty-First Supplemental
        ended 6/30/82           Indenture dated as of July 1,
                                1982.

4.B.25  10-K for year   4.B.25  Twenty-Second Supplemental
        ended 12/31/83          Indenture dated as of February
                                15, 1984.

4.B.26  10-K for year   4.B.26  Twenty-Third Supplemental
        ended 12/31/84          Indenture dated as of November 1,
                                1984.

4.B.27  10-Q for qtr.   4.B.27  Twenty-Fourth Supplemental
        ended 9/30/85           Indenture dated as of September
                                1, 1985.


4.B.28  10-Q for qtr.   4.B.28  Twenty-Fifth Supplemental
        ended 9/30/86           Indenture dated as of September
                                15, 1986.

4.B.29  10-K for year   4.B.29  Twenty-Sixth Supplemental
        ended 12/31/86          Indenture dated as of February
                                15, 1987.

4.B.30  Reg. No.        4.B.30  Resignation and Appointment of
        33-39211                successor Individual Trustee

4.B.31  Current report  4.31.A  Twenty-Seventh Supplemental
        on Form 8-K             Indenture dated as of October 1,
        dated 10/1/91           1991.

4.B.32  Current report  4.31.B  Twenty-Eighth Supplemental
        on Form 8-K             Indenture dated as of May 15,
        dated 5/21/92           1992.

4.B.33  Current report  4.32.A  Twenty-Ninth Supplemental
        on Form 8-K             Indenture dated as of March 15,
        dated 3/24/93           1993.

4.B.34  Current report  4.34.A  Thirtieth Supplemental Indenture
        on Form 8-K             dated as of October 1, 1993.
        dated 10/7/93

10.A.1  2-62331         5.01A   Quad-Cities Station Ownership
                                Agreement dated as of March 17,
                                1967 between the Company and
                                Commonwealth Edison Company.

10.A.2  2-45994         5.01B   Amendment No. 1 dated as of April
                                20, 1972 to Quad-Cities Station
                                Ownership Agreement and Quad-
                                Cities Operating Agreement.

10.A.3  2-45994         5.02    Quad-Cities Operating Agreement
                                dated as of November 24, 1967
                                between the Company and
                                Commonwealth Edison Company.

10.B    2-45994         5.03    Agreement dated February 2, 1971
                                re Unit 3 George Neal Generating
                                Station between the Company, Iowa
                                Power and Light Company, Iowa
                                Southern Utilities Company and
                                Iowa Public Service Company.

10.C    2-45994         5.04    Transmission Facilities Agreement
                                dated July 28, 1972 between the
                                Company, Iowa Power and Light
                                Company, Iowa Southern Utilities
                                Company and Iowa Public Service Co.

10.D    2-45994         5.07    Financing Agreement dated as of
                                April 15, 1972 among the Company,
                                The First National Bank of Saint
                                Paul, First National Bank of
                                Muscatine, the institutions named
                                in Section 2 thereof and United
                                States Trust Company of New York.

10.E    10-K for yr.    10.E    Mid-Continent Area Power Pool
        ended 12/31/81          Agreement as amended through
                                Amendment No. 14 effective May 1,
                                1982.

10.F.1  2-49376         5.08    Agreement dated July 31, 1973 re
                                Unit 3 Council Bluffs Generating
                                Station between the Company,
                                Cedar Falls Municipal Electric
                                Utility, Central Iowa Power
                                Cooperative, Inc., Corn Belt
                                Power Co-operative, Inc., Eastern
                                Iowa Light and Power Cooperative
                                Inc. and Iowa Power and Light Co.

10.F.2  2-57912         5.08B   Amendment No. 1 to Council Bluffs
                                Generating Station Unit 3 Agree-
                                ment, dated January 31, 1975.

10.F.3  2-57912         5.08C   Amendment No. 2 to Council Bluffs
                                Generating Station Unit 3 Agree-
                                ment, dated September 5, 1975.

10.G    2-53814         5.09    Agreement dated April 16, 1975 re
                                Unit 1 Ottumwa Generating Station
                                between the Company, Iowa Power
                                and Light Company, Iowa Southern
                                Utilities Company and Iowa Public
                                Service Company.

10.H.1  2-53814         5.10    Ownership Agreement dated as of
                                August 15, 1974 re Units 1 and 2
                                Carroll County Station among the
                                Company, Commonwealth Edison
                                Company and Interstate Power
                                Company.

10.H.2  2-53814         5.11    Operating Agreement dated as of
                                August 15, 1974 re Units 1 and 2
                                Carroll County Station among the
                                Company, Commonwealth Edison
                                Company and Interstate Power
                                Company.

10.I.1  2-58838         5.12    Agreement dated October 4, 1977
                                re Unit 1 Louisa Generating
                                Station among the Company, Iowa
                                Power and Light Company, Iowa
                                Public Service Company, Eastern
                                Iowa Light and Power Cooperative
                                and City of Tipton.

10.I.2  10-K for yr.    10.J.2  Amendment No. 1 to Unit 1 Louisa
        ended 12/31/80          Generating Station Agreement,
                                dated May 23, 1980.

10.I.3  10-K for yr.    10.I.3  Amendment No. 2 to Unit 1 Louisa
        ended 13/31/82          Generating Station Agreement,
                                dated April 26, 1982.

10.I.4  10-K for yr.    10.I.4  Amendment No. 3 to Unit 1 Louisa
        ended 12/31/82          Generating Station Agreement,
                                dated February 2, 1983.

10.I.5  10-K for yr.    10.I.5  Amendment No. 4 to Unit 1 Louisa
        ended 12/31/83          Generating Station Agreement,
                                dated May 26, 1983.

10.I.6  10-K for yr.    10.I.6  Amendment No. 5 to Unit 1 Louisa
        ended 12/31/83          Generating Station Agreement
                                dated October 11, 1983.

10.I.7  10-K for year   10.I.7  Amendment No. 6 to Unit 1 Louisa
        ended 12/31/85          Generating Station Agreement
                                dated May 29, 1985.

10.J.1  Current report  II      Rights Agreement dated as of
        on Form 8-K             February 25,1992 between the
        dated 2/26/92           Company and First Chicago
                                Trust Company of New York, as
                                Rights Agent

10.K.1*      --           --    Severance Plan In The Event Of A
                                Change In Control, as amended as
                                of July 1, 1993

10.K.2*      --           --    Supplemental Retirement Plan for
                                Principal Officers, as amended as
                                of July 1, 1993

10.K.3*      --           --    Compensation Deferral Plan for
                                Principal Officers, as amended as
                                of July 1, 1993

10.K.4* 10-K for year   10.K.4  Board of Directors' Compensation
        ended 12/31/92          Deferral Plan

10.K.5* 10-K for year   10.K.5  Trust Agreement
        ended 12/31/92

10.K.6*     --            --    Key Employee Sustained
                                Performance Plan

10.L.1  10-K for year   10.L.1  Employee Stock Purchase Plan
        ended 12/31/92

13.A.1      --            --    "Shareholders of Record (1993)"
                                appearing on page 43 and "Stock
                                Listing" appearing on page 45 of
                                the Company's Annual Report to
                                Shareholders for 1993,
                                incorporated by reference into
                                Item 5 of this Form 10-K.

13.A.2      --            --    "Utility Revenues," "Net Income,"
                                "Net Income on Common Shares,"
                                "Common Share Statistics--
                                Earnings per Share," "Total
                                Assets," "Capitalization" and
                                "Common Share Statistics--Annual
                                Dividend Rate at December 31" for
                                the years 1989-1993, appearing on
                                page 43 of the Company's Annual
                                Report to Shareholders for 1993,
                                incorporated by reference into
                                Item 6 of this Form 10-K.

13.A.3      --            --    "Management's Discussion and
                                Analysis of Financial Condition
                                and Results of Operations,"
                                appearing on pages 21-25 of the
                                Company's Annual Report to
                                Shareholders for 1993,
                                incorporated by reference into
                                Item 7 of this Form 10-K.

13.A.4      --            --    "Financial Statements and
                                Supplementary Data," appearing on
                                pages 26-42 of the Company's
                                Annual Report to Shareholders for
                                1993, incorporated by reference
                                into Items 1(b), 8 and 14(a)(1)
                                of this Form 10-K.

21          --            --    Subsidiaries of the Registrant.

23.A        --            --    Consent of Deloitte & Touche.

23.B        --            --    Consent of Arthur Andersen.

* Compensatory Plan or Arrangement for Directors or Executive
Officers of the Company.